UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2018

Eagle Bancorp Montana, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34682 (Commission File Number)	27-1449820 (IRS Employer Identification No.)
1400 Prospect Ave. Helena, MT 59601 (Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (406) 442-3080

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement

On August 21, 2018, Eagle Bancorp Montana, Inc. (“Eagle”) and Eagle’s wholly-owned subsidiary, Opportunity Bank of Montana, a Montana charted commercial bank (“Opportunity Bank”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Big Muddy Bancorp, Inc., a Montana corporation (“Big Muddy Bancorp”), and Big Muddy Bancorp’s wholly-owned subsidiary, The State Bank of Townsend, a Montana chartered commercial bank (the “Bank”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Big Muddy Bancorp will merge with and into Eagle, with Eagle continuing as the surviving corporation (the “Merger”).

Immediately following the effective time of the Merger, the Bank is expected to merge with and into Opportunity Bank (the “Bank Merger”), with Opportunity Bank surviving and continuing its corporate existence under the name “Opportunity Bank of Montana.” Upon the closing of the Merger and the Bank Merger, Benjamin G. Ruddy, currently president of Big Muddy Bancorp and the Bank, will join the Boards of Directors of both Eagle and Opportunity Bank.

Subject to the terms and conditions of the Merger Agreement, which has been approved by the Board of Directors of Eagle and Big Muddy Bancorp, upon completion of the Merger, each outstanding share of Big Muddy Bancorp common stock will be converted into the right to receive 20.49 (the “Exchange Ratio”) shares of Eagle common stock, subject to the payment of cash in lieu of fractional shares (the “Merger Consideration”). Each outstanding share of Eagle common stock will remain outstanding and be unaffected by the Merger.

The Merger Agreement contains customary representations and warranties from both Eagle and Big Muddy Bancorp and each have agreed to customary covenants, including, among others, covenants on the part of Big Muddy Bancorp relating to: (i) the conduct of Big Muddy Bancorp’s business during the interim period between the execution of the Merger Agreement and the completion of the Merger; (ii) Big Muddy Bancorp’s obligation to convene and hold a meeting of its shareholders to consider and vote upon the approval of the Merger Agreement; (iii) subject to certain exceptions, the recommendation by the Board of Directors of Big Muddy Bancorp that Big Muddy Bancorp shareholders approve the Merger Agreement and (iv) the audit of Big Muddy Bancorp’s financial statements for the fiscal year ended December 31, 2017. Big Muddy Bancorp has also agreed: (x) not to solicit any alternative acquisition proposals; (y) subject to certain exceptions, not to enter into any discussions with respect to, or enter into any agreement concerning, or provide confidential information in connection with, any alternative acquisition proposals; or (z) subject to certain exceptions, that Big Muddy Bancorp’s Board of Directors will not withdraw, modify or qualify in any manner its recommendation that Big Muddy Bancorp shareholders approve the Merger Agreement, including submitting the Merger Agreement to shareholders for approval without any recommendation. Eagle has agreed to: (i) file a registration statement for the Eagle common stock to be issued in connection with the Merger; and (ii) continue to operate the Bank’s branches under the trade names Farmers State Bank of Denton, Dutton State Bank and The State Bank of Townsend, for a period of three (3) years after the closing date of the Merger.

Completion of the Merger is subject to certain customary conditions, including, among others: (i) approval of the Merger Agreement by the holders of two-thirds of Big Muddy Bancorp’s outstanding common stock; (ii) receipt of required regulatory approvals and the absence of any term, condition or restriction imposed by a governmental authority upon Eagle or any of its subsidiaries that, individually or in the aggregate, is a burdensome condition, as defined in the Merger Agreement; (iii) the absence of any law or order prohibiting the completion of the Merger; (iv) the effectiveness of the registration statement for the Eagle common stock to be issued in connection with the Merger; and (v) the quotation and listing of the Eagle common stock to be issued in the Merger on the Nasdaq Global Market. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including: (x) the accuracy of the representations and warranties of the other party; (y) performance in all material respects by the other party of its obligations under the Merger Agreement; and (z) receipt of an opinion from its counsel to the effect that the Merger will qualify as a “tax-free reorganization” within the meaning of the Internal Revenue Code of 1986, as amended.

In addition, Eagle’s obligation to complete the Merger is subject to the satisfaction of certain conditions by Big Muddy Bancorp, including (i) the Board of Directors of Big Muddy Bancorp shall not have withheld, withdrawn or modified its recommendation to its shareholders to approve the Merger Agreement and the transactions contemplated thereby and shall not have approved any alternative acquisition proposal, (ii) the receipt of all material consents, approvals and waivers required as a result of the Merger pursuant to certain contracts, (iii) the holders of no more than 10% of Big Muddy Bancorp common stock shall have exercised their dissenters’ rights, (iv) Big Muddy Bancorp’s adjusted tangible stockholders’ equity must be not less than $13.3 million and (v) Eagle’s receipt of executed claims letters and restrictive covenant agreements by certain officers and/or directors of Big Muddy Bancorp and the Bank.

The Merger Agreement contains certain termination rights for Eagle and Big Muddy Bancorp, as the case may be, applicable upon: (i) mutual consent; (ii) denial of any required regulatory approval; (iii) a breach by the other party that is not or cannot be cured within 30 days’ notice of such breach if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement; (iv) Big Muddy Bancorp’s shareholder’s failure to approve the Merger Agreement by the required vote; or (v) failure to complete the Merger by May 21, 2019 (subject to a three month extension exercisable by either party if all conditions have been met other than receipt of required regulatory approvals).

Eagle may also terminate the Merger Agreement: (i) upon the Big Muddy Bancorp Board’s withdrawal, qualification or modification of its recommendation that Big Muddy Bancorp shareholders approve the Merger Agreement; (ii) if the Big Muddy Bancorp Board has adopted, approved, recommended, endorsed or otherwise declared advisable the adoption of any alternative acquisition proposal; (iii) if Big Muddy Bancorp fails to substantially comply with its “no-shop” obligations under the Merger Agreement or its obligation to call, give notice of, convene and hold its shareholders meeting; (iv) material adverse changes in certain litigation matters; or (v) if (A) the average closing price of Eagle’s common stock calculated in accordance with the Merger Agreement exceeds $21.93 per share, (B) Eagle’s common stock outperforms a peer-group index (the Nasdaq Bank Index) by more than 15% and (C) Eagle does not elect to decrease the Merger Consideration by a formula-based amount.

Big Muddy Bancorp may also terminate the Merger Agreement if (i) the average closing price of Eagle’s common stock calculated in accordance with the Merger Agreement is below $16.21 per share, (ii) Eagle’s common stock underperforms a peer-group index (the Nasdaq Bank Index) by more than 15% and (iii) Eagle does not elect to increase the Merger Consideration by a formula-based amount.

If either party terminates the Merger Agreement due to specified breaches of the Merger Agreement by the other party, the breaching party will be required to pay the non-breaching party a termination fee of $100,000. The Merger Agreement also provides that Big Muddy Bancorp must pay Eagle a break-up fee of $750,000 if the Merger Agreement is terminated in certain circumstances.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference thereto. The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other information about Eagle, Big Muddy Bancorp, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of Eagle, Big Muddy Bancorp or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Eagle.

Concurrently with the execution of the Merger Agreement, the directors and executive officers of Big Muddy Bancorp entered into company shareholder support agreements with Eagle pursuant to which such directors and executive officers have agreed, among other things, to vote their shares of Big Muddy Bancorp common stock in favor of the proposed transaction. The form of company shareholder support agreement is filed as Exhibit A to the Merger Agreement filed as Exhibit 2.1 hereto and the foregoing summary is qualified in its entirety by reference to such exhibit.

Additional Information

Eagle will file a proxy statement/prospectus and other relevant documents concerning the Merger with the United States Securities and Exchange Commission (the “SEC”). This communication (including the documents referred to herein) does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors will be able to obtain these documents, when available, free of charge at the SEC’s Web site (www.sec.gov). In addition, documents filed with the SEC by Eagle will be available free of charge by contacting the Secretary of Eagle at (406) 442-3080

Important Information for Investors and Shareholders

Eagle will file with the SEC a registration statement on Form S-4 containing a proxy statement of Big Muddy Bancorp and a prospectus of Eagle, and Eagle will file other documents with respect to the proposed merger. A definitive proxy statement/prospectus will be mailed to shareholders of Big Muddy Bancorp. Investors and shareholders of Eagle and Big Muddy Bancorp are urged to read the entire proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information. Investors and shareholders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Eagle through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Eagle will be available free of charge on Eagle’s Internet website or by contacting Eagle.

Eagle, Big Muddy Bancorp, their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed Merger. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Notice Regarding Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is intended to be protected by the safe harbor provided by the same. These statements are subject to numerous risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: failure to obtain the approval of shareholders of Big Muddy Bancorp in connection with the merger; the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties’ ability to achieve the synergies and value creation contemplated by the proposed merger; the parties’ ability to promptly and effectively integrate the businesses of Eagle and Big Muddy Bancorp, including unexpected transaction costs, including the costs of integrating operations, severance, professional fees and other expenses; the diversion of management time on issues related to the merger; the failure to consummate or any delay in consummating the merger for other reasons; changes in laws or regulations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers and employees by competitors; the results of the audit of the Big Muddy Bancorp financial statements; the difficulties and risks inherent with entering new markets; and changes in general economic conditions. For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Eagle’s most recent Form 10-K report and to Eagle’s most recent Form 8-K reports, which are available online at www.sec.gov. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Eagle or Big Muddy Bancorp.

A copy of the press release issued by Eagle announcing the transaction is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Eagle will also discuss the Merger and the Bank Merger in a conference call on August 22, 2018 at 8:00 a.m. Mountain Time. The slide show presentation related to the Merger and the Bank Merger and made available in connection with the conference call is attached hereto as Exhibit 99.2 and incorporated herein by reference.

In connection with the Merger, Eagle released an employee communication on August 22, 2018. A copy of the employee communication is attached hereto as Exhibit 99.3 and incorporated herein by reference.

All information included in the press release, the slide show presentation and employee communication is presented as of the respective dates thereof, and Eagle does not assume any obligation to correct or update such information in the future.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are filed as part of this report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 21, 2018, by and among Eagle Bancorp Montana, Inc., Opportunity Bank of Montana, Big Muddy Bancorp, Inc. and The State Bank of Townsend.*

99.1	Press release dated August 21, 2018, issued by Eagle Bancorp Montana, Inc.

99.2	Slide Show Presentation made available in connection with the Conference Call related to the Merger on August 22, 2018.

99.3	Employee Communication

*	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Eagle Bancorp Montana agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP MONTANA, INC.
Date: August 21, 2018	By:	/s/ Peter J. Johnson
Peter J. Johnson President and Chief Executive Officer